UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 30, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Tonix Pharmaceuticals Holding Corp.’s (the “Company”) shareholders approved one of two proposals at a special meeting of shareholders held virtually on October 30, 2024 (the “Special Meeting”). Shareholders representing 45,864,642 shares, or 35.9%, of the Company’s common stock outstanding as of the September 12, 2024 record date were represented at the Special Meeting by proxy. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on September 23, 2024, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Proposal 1

The Company’s shareholders approved a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within one year after shareholder approval is obtained, to effect a reverse stock split of then-outstanding shares of the Company’s common stock, at a ratio of not less than one-for-two (1:2) and not greater than one-for-hundred (1:100), with the exact ratio to be determined by the Board and included in a public announcement (the “Reverse Stock Split Proposal”), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,837,482	17,650,844	376,316	N/A

Proposal 2

The Company’s shareholders did not approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the Company’s authorized shares of common stock to 1,000,000,000 in the event a reverse stock split of the Company’s common stock was effectuated prior to approval of the Reverse Stock Split Proposal, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,250,227	19,279,315	335,100	N/A

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: October 30, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer